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                                                                    EXHIBIT 10.1

                               THIRD AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION

         This Third Amendment to Stock Purchase Agreement and Plan of Reorganization (the "Third Amendment"), dated as of September 30, 1999, is entered into by and among R-Anell Custom Homes, Inc., a North Carolina corporation ("R-Anell"), Gold Medal Homes, Inc., a North Carolina corporation ("GMHI"), Gold Medal Homes of North Carolina, Inc., a North Carolina corporation ("GMHNC") (R-Anell, GMHI and GMHNC are sometimes each referred to herein as a "Company" and collectively, as the "Companies"), the holders of all of the outstanding capital stock of the Companies (collectively, the "Shareholders") (the Companies and the Shareholders are sometimes referred to collectively as the "Sellers"), and American Homestar Corporation, a Texas corporation ("Purchaser" or "AHC"). Except as otherwise defined herein, capitalized terms used in this Amendment shall have the meanings assigned to them in the Purchase Agreement (as defined below).

                              W I T N E S S E T H :

         WHEREAS, the parties hereto are parties to that certain Stock Purchase Agreement and Plan of Reorganization, dated as of May 26, 1998, as amended (the "Purchase Agreement"); and

         WHEREAS, the parties hereto have had disputes concerning the Net Debt Calculation and the Stock Purchase Price Adjustment, and desire to settle such disputes by amending the Purchase Agreement to the extent provided below;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         A. AMENDMENTS TO AGREEMENT. The Agreement is hereby amended as follows:

                  1. For purposes of Section 1.2(b) of the Agreement, the adjustment to the Stock Purchase Price as a result of the Net Debt Calculation shall be $111,518 in favor of the Shareholders, which amount shall be payable by AHC to the Shareholders of R-Anell and GMHNC in immediately available funds on October 4, 1999, according to an allocation to be delivered to AHC on or prior to October 3, 1999.

                  2. Section 1.3 (a) of the Agreement is hereby amended to read in its entirety as follows:


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                           (a) The R-Anell Stock Purchase Price shall be
                  adjusted (a "Stock Purchase Price Adjustment") as follows:

                                    (i) The R-Anell Stock Purchase Price shall
                           be increased by $7.5 million, which amount shall be apportioned among the Shareholders of R-Anell in the percentages provided in Exhibit C to the Agreement, and paid to the Shareholders of R-Anell as follows (with each Shareholder to receive its proportionate share of the cash, First Note and AHC Preferred Stock provided below):

                                        (1) $1.5 million in immediately
                                            available funds on or prior to
                                            October 15, 1999;

                                        (2) $1.5 million in a promissory note,
                                            the form of which is attached hereto
                                            as Exhibit 2 (the "First Note"),
                                            which First Note shall be executed
                                            and delivered by AHC to the
                                            Shareholders of R-Anell on the date
                                            hereof; and

                                        (3) 375,000 shares (the "Preferred
                                            Shares") of Series A Convertible
                                            Preferred Stock, no par value per
                                            share, of AHC (the "AHC Preferred
                                            Stock"), the Certificate of the
                                            Designations, Number, Voting Powers,
                                            Preferences and Rights of which are
                                            set forth in Exhibit 3 attached
                                            hereto (the "Certificate of
                                            Designations"), and the certificates
                                            for which shall be delivered to the
                                            Shareholders of R-Anell on the date
                                            hereof.

                                    (ii) For each $1.00 of EBIT in excess of
                           $4.75 million of EBIT earned during the Second Period (subject to a maximum of $3 million), AHC shall pay to the Shareholders of R-Anell an additional $1.00, which amount shall be payable as follows (with each Shareholder to receive its proportionate share of the cash, Second Note and AHC Preferred Stock provided below):

                                        (1) twenty percent (20%) of which shall
                                            be payable in immediately available
                                            funds within thirty (30) days
                                            following the final and binding
                                            determination of EBIT for the Second
                                            Period as provided for in Section
                                            1.3(d) of the Agreement;


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                                        (2) twenty percent (20%) of which shall
                                            be payable pursuant to a promissory
                                            note, the form of which is attached
                                            hereto as Exhibit 2 (the "Second
                                            Note"), which Second Note shall be
                                            executed and delivered by AHC to the
                                            Shareholders of R-Anell on the date
                                            of delivery of the funds as provided
                                            in subpart (1) above (the "Delivery
                                            Date"); and

                                        (3) sixty percent (60%) of which shall
                                            be deliverable in shares of AHC
                                            Preferred Stock, the certificates
                                            for which shall be delivered to the
                                            Shareholders of R-Anell on the
                                            Delivery Date.

                           For purposes of the calculating EBIT for the Second Period, the parties hereto agree that EBIT for the First Period shall be $4 million.

                  3. Section 1.3(b) of the Agreement is hereby amended to read in its entirety as follows:

                           (b) For purposes of this Agreement, "EBIT" shall mean
                  earnings of all three of the Companies, before interest and taxes. EBIT for the period of July 1, 1999 to December 31, 1999 shall be calculated in accordance with the rules and regulations set forth in Exhibit 3 attached hereto and in accordance with Section 1.3 (c) of the Agreement.

                  4. Section 1.3 (f) of the Agreement is hereby terminated in its entirety.

                  5. The parties hereto agree that AHC agrees that the Shareholders, in their sole discretion and determination, may, upon written notice to AHC, determine the method for calculating earnings for purposes of the Employee Pool to allow employees to obtain an equal or greater percentage of the total available Employee Pool as compared to the Shareholders; provided, however that the size of the Employee Pool shall not be changed.

                  6. The parties hereto agree that, at any time during the period of October 1, 2000, through April 1, 2001, AHC shall have the right to redeem all or any portion of the shares of AHC Preferred Stock issued to the Shareholders of R-Anell pursuant to Section 2 above at a redemption price of $12.00 per share, payable in cash. In order to make any such redemption, AHC shall give written notice of such redemption to the Shareholders of R-Anell at least fourteen (14) days prior to the date of such redemption, and each Shareholder shall have the right, prior to such stated redemption date, to convert each of its shares of AHC Preferred Stock into one share of Common Stock of AHC (subject to adjustment as provided in the Certificate of Designations).


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         B.       MISCELLANEOUS.

                  1. AHC hereby represents and warrants to the Shareholders as follows:

                           (a) The Series A Stock to be issued hereunder will,
                  when issued, be duly authorized, validly issued, fully paid and nonassessable.

                           (b) Since May 31, 1995, AHC has filed all forms,
                  documents and reports with the SEC required to be filed by it pursuant to federal securities laws and the SEC rules and regulations thereunder (the "SEC Reports"), all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make statements contained therein not misleading. AHC will take all steps necessary by AHC to enable the Shareholders to be eligible to sell shares of Common Stock of AHC underlying the Series A Stock under Rule 144 of the Securities Act on and after October 1, 2000.

                           (c) The execution, delivery and performance of this
                  Third Amendment have been approved and authorized by AHC, and this Third Amendment is enforceable against AHC in accordance with its term, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                           (d) As of May 31, 1999, AHC had authorized (i)
                  50,000,000 shares of Common Stock, 18,412,900 shares of which were issued and outstanding; and (ii) 5,000,000 shares of Preferred Stock, none of which share were issued and outstanding. Between May 31, 1999 and September 29, 1999, the Company has not increased its authorized shares of Common Stock or Preferred Stock, has not issued a material amount of Common Stock, has not issued any shares of Preferred Stock, and has authorized the issuance of up to 1,000,000 shares of Series A Stock.

                  2. The Shareholders acknowledge and agree that between December 28, 1998, and the date hereof, the Companies have been operated in a manner consistent with the terms and provisions of
         Section 1.3 (c) of the Agreement.

                  3. Except as specifically provided herein, the Agreement shall remain in full force and effect.

                  4. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Third
Amendment as of the date first above written.


                                           AMERICAN HOMESTAR CORPORATION

                                           By:    /s/ Laurance A. Dawson, Jr.
                                              -------------------------------
                                           Title: President


                                           R-ANELL CUSTOM HOMES, INC.

                                           By:    /s/ Dennis L. Jones
                                              -------------------------------
                                           Title: President


                                           GOLD MEDAL HOMES, INC.

                                           By:    /s/ Dennis L. Jones
                                              -------------------------------
                                           Title: President


                                           GOLD MEDAL HOMES OF NORTH
                                           CAROLINA, INC.

                                           By:    /s/ Dennis L. Jones
                                              -------------------------------
                                           Title: President


                                           /s/ Rollan L. Jones
                                           ----------------------------------
                                           Rollan L. Jones

                                           /s/ Dennis L. Jones
                                           ----------------------------------
                                           Dennis L. Jones

                                           /s/ Stephen M. Purdy
                                           ----------------------------------
                                           Stephen M. Purdy

                                           /s/ Randy K. Cosby
                                           ----------------------------------
                                           Randy K. Cosby



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                                           ROLLAN L. JONES RETAINED ANNUITY
                                           TRUST NUMBER ONE

                                           By: /s/ Terry Leigh Barber
                                              -------------------------------
                                               Terry Leigh Barber, Trustee

                                           By: /s/ Dennis L. Jones
                                              -------------------------------
                                               Dennis L. Jones, Trustee


                                           ROLLAN  L. JONES RETAINED ANNUITY
                                           TRUST NUMBER TWO

                                           By: /s/ Terry Leigh Barber
                                              -------------------------------
                                               Terry Leigh Barber, Trustee

                                           By: /s/ Dennis L. Jones
                                              -------------------------------
                                               Dennis L. Jones, Trustee


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